EXHIBIT 3.7

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION
ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS:
STEP 1:	CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334)242-5324 TO RESERVE A CORPORATE NAME.
STEP 2:	TO INCORPORATE, FILE THE ORIGINAL, TWO COPIES OF THE ARTICLES OF INCORPORATION AND THE CERTIFICATE OF NAME RESERVATION IN THE COUNTY WHERE THE CORPORATION'S REGISTERED OFFICE IS LOCATED. THE SECRETARY OF STATE'S FILING FEE IS $50. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY FILING FEES.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION.

Article I	The name of the corporation: Southern Construction Products, Inc.
Article II	The duration of the corporation is "perpetual" unless otherwise stated.
Article III	The corporation has been organized for the following purpose(s): the transaction of any or all lawful businesses for which corporations may be incorporated under the Alabama Business Corporation Act.
Article IV	The number of shares which the corporation shall have the authority to issue is 500.
Article V	The street address (NO PO BOX) of the registered office: 2000 Interstate Park Drive, Suite 204, Montgomery, Alabama 36109 and the name of the registered agent at that office: The Corporation Company.
Article VI
The name(s) and address(es) of the Director(s):
John A. Ciccarelli, 7777 Washington Village Drive, Dayton, Ohio 45459
Alan F. McIlroy, 7777 Washington Village Drive, Dayton, Ohio 45459
Michael C. Deis, 7777 Washington Village Drive, Dayton, Ohio 45459
Article VII	The name(s) and address(es) of the Incorporator(s): David A. Neuhardt, c/o Thompson Flory LLP, 2000 Court House Plaza, M E Dayton, Ohio 45402

Any provision that is not inconsistent with the law for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

        IN WITNESS THEREOF, the undersigned incorporator executed these Articles of Incorporation on this the 27th day of March, 2001.

THIS DOCUMENT PREPARED BY:	David A. Neuhardt Type or Print Name of Incorporator
/s/ David A. Neuhardt Signature of Incorporator
Rev. 4/2000

STATE OF ALABAMA
STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH
CHECK ONE:		FOREIGN CORPORATION

	X	DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation: Alabama

1.	The name of the corporation:
SOUTHERN CONSTRUCTION PRODUCTS, INC.
2.	The name of the present registered agent:
The Corporation Company
3.	The street address of the present registered office:
Suite 204, 2000 Interstate Park Drive, Montgomery, AL 36109
4.	The name of its successor registered agent:
CSC-Lawyers Incorporating Service Incorporated
5.	The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):
150 South Perry Street, Montgomery, AL 36104 Street Number, Street Name City State and Zip Code
6.	If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent's address.
7.	Date: Feb 10 2003
$5 Filing Fee	SOUTHERN CONSTRUCTION PRODUCTS, INC. Name of Corporation
Laura R. Dunlap, Attorney in Fact Type or Print Corporate Officer's Name and Title
/s/ Laura R. Dunlap Signature of Officer

I, CSC-Lawyers Incorporating Service Incorporated, consent to serve as registered agent to the above named corporation on this the 7th day of February, 2003

CSC-Lawyers Incorporating Service Incorporated
/s/ Cynthia L. Harris, asst-sec Signature of Registered Agent Cynthia L. Harris